Exhibit 99.2

POSITIVEID CORPORATION

Unaudited Pro Forma Condensed Combined Financial Information

Basis of Pro Forma Presentation

On May 23, 2011, PositiveID Corporation, a Delaware corporation (the “Company”) acquired all of the outstanding capital stock of MicroFluidic Systems, a California corporation (“MicroFluidic”) (the “Acquisition”). Effective with the closing of the transaction, MicroFluidic became a wholly-owned subsidiary of the Company.

Under the purchase method of accounting the total estimated purchase price as described in Note 2 to this unaudited pro forma condensed combined financial information was allocated to the net tangible and intangible assets of MicroFluidic acquired in connection with the Acquisition based on their estimated fair values. The estimated fair values of certain assets and liabilities have been determined by management and are subject to change upon the finalization of the purchase accounting.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are directly attributable to the acquisition, factually supportable, and, with respect to the statements of operations, expected to have a continuing impact on the combined results. The accompanying unaudited pro forma condensed combined statements of operations do not reflect a nonrecurring charge of approximately $525,000 expected to be recorded by the Company related to the direct costs of the Acquisition.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position or results of operations of the Company that would have been reported had the Acquisition been completed as of the dates or for such periods presented, nor is it intended to project the Company’s future financial position or results of operations. The unaudited pro forma condensed combined financial information and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2010, Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the MicroFluidic audited financial statements and accompanying notes for the year ended December 31, 2010.

The unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2011 has been prepared from the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2011 and from the unaudited financial statements of MicroFluidic as of and for the three months ended March 31, 2011.

The unaudited pro forma condensed combined balance sheet as of March 31, 2011 has been prepared to present the Company’s financial position as if the Acquisition had occurred on March 31, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011 have been prepared to present the Company’s results of operations as if the Acquisition had occurred on January 1, 2010 and January 1, 2011, respectively.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, which may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information does not reflect any adjustments for nonrecurring items or anticipated synergies resulting from the Acquisition.

POSITIVEID CORPORATION

Pro Forma Condensed Combined Balance Sheet Data

As of March 31, 2011

(Unaudited)

(In thousands)

	POSITIVEID HISTORICAL	MICROFLUIDIC SYSTEMS HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Assets
Current Assets:
Cash and cash equivalents	$2,188	$106	$(250)	(a)	$2,044
Prepaid expenses and other current assets	185	31	—		216
Total Current Assets	2,373	137	(250)		2,260
Equipment, net	117	64	—		181
Goodwill	850	—	1,769	(b)	2,619
Intangibles	385	—	1,200	(c)	1,585
Other assets	24	26	—		50

Total Assets	$3,749	$227	$2,719		$6,695

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$445	$651	$(41)	(d)	$1,055
Accrued expenses and other current liabilities	889	171	—		1,060
Accrued preferred stock dividend payable	248	—	—		248
Advances from related parties	—	500	(500)	(e)	—
Total Current Liabilities	1,582	1,322	(541)		2,363

Long-term liabilities	—	—	1,400	(f)	1,400

Stockholders’ Equity (Deficit):
Preferred stock	—	—	—		—
Common stock	374	854	(822)	(g)	406
Additional paid – in capital	79,298	483	775	(g)	80,556
Accumulated deficit	(71,835)	(2,432)	1,907	(h)	(72,360)
	7,837	(1,095)	1,860		8,602
Notes receivable for shares issued	(5,670)	—	—		(5,670)
Total Stockholders’ Equity (Deficit)	2,167	(1,095)	1,860		2,932
Total Liabilities and Stockholders’ Equity	$3,749	$227	$2,719		$6,695

The accompanying notes are an integral part of this pro forma financial information.

POSITIVEID CORPORATION

Pro Forma Condensed Combined Statement of Operations Data

For The Three Months Ended March 31, 2011

(Unaudited)

(In thousands, except per share data)

	POSITIVEID HISTORICAL	MICROFLUIDIC SYSTEMS HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

Revenue	$593	$236	$—		$829
Cost of sales	60	135	—		195
Gross profit	533	101	—		634

Operating expenses:
Selling, general and administrative	2,431	328	18	(i)	2,777
Research and development	382	—	—		382
Total operating expenses	2,813	328	18		3,159
Operating loss	(2,280)	(227)	(18)		(2,525)
Other income, net	66	—	—		66
Net loss	(2,214)	(227)	(18)		(2,459)
Preferred stock dividend	(96)	—	—		(96)
Net loss attributable to common stockholders	$(2,310)	$(227)	$(18)		$(2,555)
Net loss attributable to common stockholders per common share – basic and diluted	$(0.08)				$(0.08)
Weighted average shares outstanding – basic and diluted	29,990		3,225	(j)	33,215

The accompanying notes are an integral part of this pro forma financial information.

POSITIVEID CORPORATION

Pro Forma Condensed Combined Statement of Operations Data

For The Year Ended December 31, 2010

(Unaudited)

(In thousands, except per share data)

	POSITIVEID HISTORICAL	MICROFLUIDIC SYSTEMS HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

Revenue	$3,093	$5,508	$—		$8,601
Cost of sales	1,717	3,712	—		5,429
Gross profit	1,376	1,796	—		3,172

Operating expenses:
Selling, general and administrative	14,332	3,360	71	(i)	17,763
Research and development	1,394	—	—		1,394
Impairment of goodwill	1,600	—	—		1,600
Total operating expenses	17,326	3,360	71		20,757
Operating loss	(15,950)	(1,564)	(71)		(17,585)
Other income, net	34	—	—		34
Net loss	(15,916)	(1,564)	(71)		(17,551)
Preferred stock dividend	(152)	—	—		(152)
Net loss attributable to common stockholders	$(16,068)	$(1,564)	$(71)		$(17,703)
Net loss attributable to common stockholders per common share – basic and diluted	$(0.67)				$(0.65)
Weighted average shares outstanding – basic and diluted	24,053		3,225	(j)	27,278

The accompanying notes are an integral part of this pro forma financial information.

POSITIVEID CORPORATION

Notes to Pro Forma Condensed Combined Financial Information

(Unaudited)

1.   Acquisition of MicroFluidic

On May 23, 2011, the Company acquired all of the outstanding capital stock of MicroFluidic in a transaction accounted for using the purchase method of accounting. As consideration for the consummation of the Acquisition, the Company paid $250,000 to fund certain accounts payable of MicroFluidic (of which approximately $24,000 was paid to selling shareholders) and issued 2,375,000 shares of common stock of the Company (the “Stock Consideration”).  Additionally, the Company issued 850,000 shares of common stock to its advisor for services rendered in conjunction with the Acquisition. In connection with the Acquisition, the Company is also required to make certain earn-out payments, up to a maximum of $7,000,000, payable in shares of the Company’s common stock or in cash.

The estimated purchase price of the Acquisition totaled approximately $2,374,000, comprised of $24,000 in cash, the Stock Consideration valued at $950,000 (based upon a value of $0.40 per share), and contingent consideration of approximately $1,400,000. The fair value of the contingent consideration was estimated based upon the present value of the probability-weighted expected future payouts under the earn-out arrangement and is subject to change upon the finalization of the purchase accounting.

Under the purchase method of accounting, the estimated purchase price of the Acquisition was allocated to MicroFluidic’s net tangible and identifiable intangible assets and liabilities assumed based on their estimated fair values as of the date of the completion of the Acquisition, as described in the introduction to this unaudited pro forma condensed combined financial information, as follows (in thousands):

Assets acquired:
Net tangible assets	$227
Patents	1,200
Goodwill	1,769
3,196
Liabilities assumed:
Current liabilities	(822)
Total estimated purchase price	$2,374

2.   Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a)

To record cash consideration transferred at closing of the Acquisition.

(b)

To reflect preliminary estimate of goodwill to be recorded in connection with the Acquisition.

(c)

To reflect preliminary estimate of the fair value of amortizable intangible assets acquired, consisting of patents.

(d)

To 1) reflect payment of $226,000 of accounts payable with funds transferred at closing of the Acquisition and 2) record $185,000 of accounts payable for direct costs of the Acquisition.

(e)

To eliminate liability for advances from the sellers, which was satisfied in exchange for shares of common stock of the Company in connection with the Acquisition.

(f)

To record a liability for the estimated fair value of contingent consideration.

(g)

To 1) remove the historical capital accounts of MicroFluidic, 2) record the $950,000 value of the Stock Consideration, and 3) record the $340,000 value of shares of the Company’s common stock issued for services rendered in conjunction with the Acquisition.

(h)

To 1) remove the historical accumulated deficit of MicroFluidic and 2) expense the direct costs of the Acquisition, consisting of $185,000 of costs to be paid in cash and $340,000 paid in shares of the Company’s common stock.

(i)

To record amortization of patents acquired over an estimated 17-year average remaining useful life.

(j)

Represents the Stock Consideration and 850,000 shares of the Company’s common stock issued for services rendered in conjunction with the Acquisition.